Exhibit 99.1
[Typed on Community Health Systems, Inc. Letterhead]
December 4, 2008
VIA E-MAIL
TO: Community Health Systems, Inc. Board of Directors and Executive Officers

W. Larry Cash	David L. Miller
John A. Clerico	Michael T. Portacci
John A. Fry	William S. Hussey
William Norris Jennings, M.D.	Thomas D. Miller
Julia B. North	T. Mark Buford
Harvey Klein, M.D.	Rachel A. Seifert
Wayne T. Smith
H. Mitchell Watson, Jr.
Re:	Upcoming 401(k) Plan Blackout Period and Restrictions on Trading Community Health Services, Inc. (the “Company”) Securities
Ladies and Gentlemen:
The purpose of this notice is to inform you that the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”) will be entering into a blackout period due to a consolidation of the Plan’s services and a transfer of all the Plan’s assets to a new provider, The Principal. As a result, there will be a period of time when participants in the Plan will be unable to direct or diversify the investment of assets (including those invested in the Community Health Systems, Inc. common stock fund) in their Plan accounts or obtain a loan or a distribution from the Plan (the “Blackout Period”). The Blackout Period for the Plan is expected to begin on January 23, 2009 at 4 p.m. (E.T.) and end during the week of February 15, 2009, and is scheduled to coincide with our regular year end blackout period to minimize any inconvenience.
In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, during the Blackout Period, you will be prohibited from directly or indirectly, purchasing, selling, or otherwise acquiring or transferring the Company’s common stock or any other equity security or derivative securities of the Company, including stock options, if you acquire or previously acquired such equity security in connection with your service as a director of the Company or employment as an executive officer of the Company. The trading restrictions also apply to Company securities in which you have a direct or indirect pecuniary interest (which may include equity securities owned by certain family members sharing the same household with you, or equity securities held in a trust, or held by a corporation or partnership).
These trading restrictions will apply unless you can establish by specific identification of securities that the transaction did not involve an equity security “acquired in connection with service or employment as a director or executive officer.” In order to establish that the equity security was not so acquired, a director or executive officer must identify the source of the equity securities and demonstrate that he or she has utilized the same

Community Health Systems, Inc.
Directors and Executive Officers
December 4, 2008

specific identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).
Among the transactions that you may not engage in during the Blackout Period are the following:
•	Exercising stock options granted to you in connection with your employment as an executive officer or service as a director;

•	Selling Company stock you acquired by exercising stock options;

•	Selling Company stock you originally received as a restricted stock grant; and

•	Selling Company stock to cover withholding taxes upon the vesting of the restricted stock.
If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.
Certain exemptions from these rules apply, but the exemptions are narrow and should be discussed with the Company’s General Counsel before any action is taken concerning Company equity securities during the Blackout Period.
You may obtain information, without charge, about the Blackout Period, including information as to whether the Blackout Period has begun or ended, by contacting Rachel A. Seifert, Esq. — Senior Vice President, Secretary & General Counsel, Community Health Systems, 4000 Meridian Blvd., Franklin, TN 37067, (615) 465-7000 or Roy A. Sellers, SPHR — Director, Human Resources, Community Health Systems, 4000 Meridian Blvd., Franklin, TN 37067, (615) 465-7000.
Please don’t hesitate to contact me if you have any questions.

Very truly yours,
/s/ Rachel A. Seifert

Rachel A. Seifert Senior Vice President and General Counsel

cc:	Roy Sellers, Human Resources
Jeffrey Bagner, Esq., Fried Frank Harris Shriver & Jacobson LLP